CHANGE IN INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
On August 18, 2006, the Fund's Trustees,
 upon the recommendation of
the Audit Committee, appointed KPMG LLP
(KPMG) as the Fund's
independent registered public accounting
 firm. On the same date, the
Fund's previous independent registered
 public accounting firm,
Deloitte & Touche LLP (D&T) resigned.
 The previous reports issued by
D&T on the Fund's financial statements
for the fiscal years ended
December 31, 2005 and December 31, 2004, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as
to uncertainty, audit scope or accounting
 principles. During the Fund's
fiscal years ended December 31, 2005 and
 December 31, 2004:
(i) there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure or auditing
scope or procedure, which disagreements,
 if not resolved to the satisfaction
of D&T, would have caused it to make
reference to the subject
matter of the disagreements in connection
 with its reports on the
financial statements for such years; and
(ii) there were no reportable
events of the kind described in Item 304(a)
(1) (v) of Regulation S-K
under the Securities Exchange Act of 1934, as amended.
As indicated above, the Fund has appointed
 KPMG as the independent
registered public accounting firm to audit
 the Fund's financial
statements for the fiscal year ending
 December 31, 2006. During the
Fund's fiscal years ended December 31,
 2005 and December 31, 2004
and the interim period commencing
January 1, 2006 and ending
August 18, 2006, neither the Fund nor
 anyone on its behalf has consulted
KPMG on items which: (i) concerned the
application of
accounting principles to a specified
 transaction, either completed or
proposed, or the type of audit opinion
 that might be rendered on the
Fund's financial statements; or (ii)
 concerned the subject of a disagreement
(as defined in paragraph (a) (1) (iv)
of Item 304 of Regulation
S-K) or reportable events (as described
 in paragraph (a) (1) (v) of
said Item 304).